Exhibit 99.1

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FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

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DYNAMIC MATERIALS REPORTS SECOND QUARTER FINANCIAL RESULTS

BOULDER, Colo. – July 30, 2009 – Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), the world’s leading provider of explosion-welded clad metal plates, today reported financial results for its second quarter and six-month period ended June 30, 2009.

Sales in the quarter were $37.8 million versus $63.2 million in the second quarter a year ago. The decline was largely related to the global economic downturn and its impact on several of DMC’s end markets, as well as the previously announced customer-driven shipping delays on certain orders for the Company’s explosion welded plates.  In addition, approximately $4.0 million of the sales decline was related to unfavorable foreign exchange translation.  Gross margin was 24% versus 30% in the comparable quarter a year ago.  The gross margin decline was due to lower sales volumes throughout the Company and resultant less efficient absorption of fixed manufacturing overhead expenses, particularly at DMC’s smaller European explosion welding facilities, and a more competitive pricing environment.

Income from operations was $3.0 million versus $10.1 million in the year-ago second quarter.  Net income was $1.5 million, or $0.12 per diluted share, versus net income of $6.2 million, or $0.49 per diluted share, in last year’s comparable quarter. Adjusted EBITDA was $6.4 million versus $14.7 million in the 2008 second quarter.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principle) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release.

Explosive Metalworking

Second quarter sales at DMC’s Explosive Metalworking segment were $31.6 million compared with sales of $53.0 million in the same quarter a year ago.  Operating income was $4.6 million versus $9.8 million in the comparable year-ago quarter.  Adjusted EBITDA was $6.0 million versus $12.5 million in the second quarter of 2008. Order backlog at the Explosive Metalworking segment was $57 million versus $74 million at the end of this year’s first quarter.

Oilfield Products

Second quarter sales at DMC’s Oilfield Products segment were $4.0 million versus $7.9 million in the second quarter last year. The segment reported an operating loss of $906,000 versus operating income of $616,000 in the second quarter a year ago.  Second quarter adjusted EBITDA was a negative $49,000 versus a positive $1.6 million in the comparable prior-year quarter.

AMK Welding

DMC’s AMK Welding segment reported second quarter sales of $2.2 million versus $2.3 million in the same quarter last year.  Operating income was $306,000 versus $585,000 in the comparable quarter last year.  The segment recorded adjusted EBITDA of $421,000 versus $693,000 in the comparable year-ago quarter.

Management Commentary

“While worldwide economic conditions have led to trepidation in many of our end markets, quoting activity for our explosion welded plates remains very healthy,” said Yvon Cariou, president and CEO.  “Our ability to effectively predict order timing remains challenging.  Nevertheless, we believe the current flow of quote requests, coupled with the extensive list of large infrastructure projects we are tracking, is likely an accurate gauge of strong future demand.”

Cariou continued, “Of the three large prospective projects we discussed after the close of our first quarter, two have been awarded to DMC.  One was related to a significant North American alternative energy project and the second was tied to an overseas hydrometallurgy operation.  The third, a Middle Eastern oil and gas project, was awarded to a roll bond manufacturer based on price.

“Alternative energy, power generation and aluminum production have remained relatively healthy end markets, and we are optimistic that a number of the orders we are pursuing from within these sectors will be awarded during the second half of the year.  We also are seeing a range of international opportunities for our Oilfield Products segment, particularly in Russia.  Not surprisingly, exploration and production activity in North America remains relatively weak.”

Rick Santa, chief financial officer, said, “Our operating cash flow at the mid-year mark was $12 million and we expect to continue delivering positive cash flow during the back half of the year.  We also are encouraged by the continued strength of our balance sheet, which included more than $20 million in cash at the end of the second quarter.  We will continue to carefully manage our expenses as we wait for an anticipated rebound in order volume.

“In light of continued uncertainty regarding order timing at both our Explosive Metalworking and Oilfield Products segments, we are now forecasting that sales for fiscal 2009 will be down between 28% and 32% versus fiscal 2008.  We previously had forecasted a decline of between 17% and 23%.   Gross margins for the second half of the year are expected to be in a range of 23% to 25%, while full-year gross margins are now expected to be between 25% and 27%.  Our full-year tax rate is expected to be between 34% and 35%.  We are expecting that third quarter sales will be 10% to 15% below those of the second quarter.”

Six-month Results

Sales for the six-month period were $87.6 million versus $121.6 million in the comparable period of 2008. Gross margin was 28% versus 30% in the same period a year ago. Operating income was $11.3 million versus $19.5 million in the prior year’s six-month period. Net income through six months was $6.4 million, or $0.50 per diluted share, compared with net income of $11.5 million, or $0.90 per diluted share, in the same period last year.  Adjusted EBITDA was $18.0 million compared with $28.3 million in the same period a year ago.

The Explosive Metalworking segment reported six-month sales of $75.1 million versus $104.6 million in the first half of 2008.  The segment reported six-month operating income of $14.0 million compared with $19.8 million in the same period a year ago.  Adjusted EBITDA was $16.9 million versus $24.8 million in the comparable year-ago period.

Six-month sales at DMC’s Oilfield Products segment were $8.0 million versus $12.4 million in last year’s six-month period.  The segment reported an operating loss of $1.6 million versus operating income of $50,000 in the same period a year ago.  Six-month adjusted EBITDA was $104,000 versus $2.0 million in the prior-year’s six-month period.

AMK Welding recorded six-month sales of $4.5 million as compared with $4.6 million in the comparable year-ago period. Operating income was $681,000 versus $1.2 million in the prior-year period.  Adjusted EBITDA at the six-month mark was $909,000 compared with $1.4 million in the same period a year ago.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 866-394-8610 (706-758-0876 for international callers) and entering the passcode 19900183.  Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and a telephonic replay will be available through August 2, 2009, by calling 800-642-1687 (706-645-9291 for international callers) and entering the passcode 19900183.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company.  Its products, which are typically used in industrial capital projects, include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including oil and gas, petrochemicals, alternative energy, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and similar industries.  The Company operates three business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse different metals and alloys; Oilfield Products, which manufactures, markets and sells specialized explosive components and systems used to perforate oil and gas wells; and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the Company’s websites at http://www.dynamicmaterials.com and http://www.dynaenergetics.de.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for third quarter and full-year 2009 revenue, margins and tax rates, as well as quoting and booking expectations, all of which involve risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2008.

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DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Dollars in Thousands, Except Share Data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
NET SALES	$37,819	$63,183	$87,578	$121,576
COST OF PRODUCTS SOLD	28,665	44,134	63,096	84,816
Gross profit	9,154	19,049	24,482	36,760
COSTS AND EXPENSES:
General and administrative expenses	3,043	3,815	6,569	6,933
Selling expenses	1,840	2,633	4,164	5,474
Amortization expense of purchased intangible assets	1,232	2,464	2,416	4,825
Total costs and expenses	6,115	8,912	13,149	17,232
INCOME FROM OPERATIONS	3,039	10,137	11,333	19,528
OTHER INCOME (EXPENSE):
Other income	191	189	74	41
Interest expense	(867)	(1,471)	(1,769)	(2,734)
Interest income	38	99	104	323
Equity in earnings of joint ventures	127	273	79	289
INCOME BEFORE INCOME TAXES	2,528	9,227	9,821	17,447
INCOME TAX PROVISION	1,013	3,017	3,389	5,989
NET INCOME	$1,515	$6,210	$6,432	$11,458
INCOME PER SHARE:
Basic	$0.12	$0.49	$0.50	$0.91
Diluted	$0.12	$0.49	$0.50	$0.90

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -
Basic	12,595,551	12,416,900	12,570,640	12,406,210
Diluted	12,611,430	12,538,362	12,601,160	12,539,580

DIVIDENDS DECLARED PER COMMON SHARE *	$0.04	$0.15	$0.04	$0.15

*  Dividends declared were on a quarterly basis in 2009 versus an annual basis in 2008.

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

Cash and cash equivalents	$20,794	$14,360
Accounts receivable, net	29,197	34,719
Inventories	32,548	35,300
Other current assets	6,015	6,670

Total current assets	88,554	91,049

Property, plant and equipment, net	40,234	40,457
Goodwill, net	42,434	43,066
Purchased intangible assets, net	49,540	52,264
Other long-term assets	3,088	2,750

Total assets	$223,850	$229,586

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$10,613	$15,402
Dividend payable	513	—
Accrued income taxes	261	846
Other current liabilities	12,003	15,049
Lines of credit - current	151	—
Current portion of long-term debt	10,543	14,450

Total current liabilities	34,084	45,747

Long-term debt	45,610	46,178
Deferred tax liabilities	15,566	16,833
Other long-term liabilities	1,942	2,326
Stockholders’ equity	126,648	118,502

Total liabilities and stockholders’ equity	$223,850	$229,586

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Dollars in Thousands)

(unaudited)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,432	$11,458
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	2,441	2,354
Amortization of purchased intangible assets	2,416	4,825
Amortization of capitalized debt issuance costs	141	114
Stock-based compensation	1,760	1,543
Deferred income tax benefit	(954)	(2,410)
Equity in earnings of joint ventures	(79)	(289)
Change in working capital, net	214	(5,782)

Net cash provided by operating activities	12,371	11,813

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,231)	(4,203)
Change in other non-current assets	23	31

Net cash used in investing activities	(2,208)	(4,172)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on syndicated credit agreement	(3,885)	—
Borrowings on lines of credit, net	143	12,081
Payments on long-term debt	(438)	(985)
Payments on capital lease obligations	(102)	(216)
Payment of deferred debt issuance costs	(19)	(140)
Net proceeds from issuance of common stock	373	240
Excess tax benefit related to stock options	93	132
Other cash flows from financing activities	—	33

Net cash provided by (used in) financing activities	(3,835)	11,145

EFFECTS OF EXCHANGE RATES ON CASH	106	553

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,434	19,339

CASH AND CASH EQUIVALENTS, beginning of the period	14,360	9,045

CASH AND CASH EQUIVALENTS, end of the period	$20,794	$28,384

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Explosive Metalworking Group	$31,604	$52,996	$75,076	$104,638
Oilfield Products	4,014	7,922	8,048	12,373
AMK Welding	2,201	2,265	4,454	4,565

Net sales	$37,819	$63,183	$87,578	$121,576

Explosive Metalworking Group	$4,601	$9,815	$14,012	$19,799
Oilfield Products	(906)	616	(1,600)	50
AMK Welding	306	585	681	1,222
Unallocated expenses	(962)	(879)	(1,760)	(1,543)

Income from operations	$3,039	$10,137	$11,333	$19,528

	For the three months ended June 30, 2009
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income (loss) from operations	$4,601	$(906)	$306	$(962)	$3,039
Adjustments:
Stock-based compensation	—	—	—	962	962
Depreciation	847	212	115		1,174
Amortization of purchased intangibles	588	645	—	—	1,233

Adjusted EBITDA	$6,036	$(49)	$421	$—	$6,408

	For the three months ended June 30, 2008
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income from operations	$9,815	$616	$585	$(879)	$10,137
Adjustments:
Stock-based compensation	—	—	—	879	879
Depreciation	936	197	108	—	1,241
Amortization of purchased intangibles	1,724	740	—	—	2,464

Adjusted EBITDA	$12,475	$1,553	$693	$—	$14,721

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	For the six months ended June 30, 2009
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income (loss) from operations	$14,012	$(1,600)	$681	$(1,760)	$11,333
Adjustments:
Stock-based compensation	—	—	—	1,760	1,760
Depreciation	1,773	440	228	—	2,441
Amortization of purchased intangibles	1,152	1,264	—	—	2,416

Adjusted EBITDA	$16,937	$104	$909	$—	$17,950

	For the six months ended June 30, 2008
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income from operations	$19,799	$50	$1,222	$(1,543)	$19,528
Adjustments:
Stock-based compensation	—	—	—	1,543	1,543
Depreciation	1,668	470	216	—	2,354
Amortization of purchased intangibles	3,376	1,449	—	—	4,825

Adjusted EBITDA	$24,843	$1,969	$1,438	$—	$28,250

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Net income	$1,515	$6,210	$6,432	$11,458
Interest expense	867	1,471	1,769	2,734
Interest income	(38)	(99)	(104)	(323)
Provision for income taxes	1,013	3,017	3,389	5,989
Depreciation	1,174	1,241	2,441	2,354
Amortization of purchased intangible assets	1,233	2,464	2,416	4,825

EBITDA	5,764	14,304	16,343	27,037
Stock-based compensation	962	879	1,760	1,543
Other income	(191)	(189)	(74)	(41)
Equity in earnings of joint ventures	(127)	(273)	(79)	(289)

Adjusted EBITDA	$6,408	$14,721	$17,950	$28,250